POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Lawrence K. Workman, Jr., Valerie Van Dyke,
Jessica Savage, Eric Orsic and Andrew C. Thomas,and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $0.01 per share, of Hamilton Beach Brands Holding Company (the ?Company?) and
Class B Common Stock, par value $0.01 per share, of the Company, including, without limitation, a Form ID, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Beatrice B. Taplin

Marital Trust created by the Agreement, dated January 21, 1966, as supplemented, amended and restated, between National City Bank and Beatrice Taplin, as Trustees, and Thomas E. Taplin, for the benefit of Beatrice B. Taplin

Taplin Annuity Trust #1 of Beatrice B. Taplin dated June 18, 2011;

The Beatrice B. Taplin Trust/Custody dtd December 12, 2001,
Beatrice B. Taplin, as Trustee, for the benefit of Beatrice B. Taplin;

Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 and as amended, Beatrice Taplin, Trustee; and

Thomas E. Taplin Exempt Family Trust
u/a dated January 21, 1966 amended, per IRC 1015(A) Dual Basis Sub-Account, Beatrice Taplin, Trustee


	By:  Beatrice B. Taplin, as Trustee



Name:	 /s/  Beatrice B. Taplin
	 Beatrice B. Taplin

Date:	  5.3.22
Address: 4421 Waterfront Drive
	 Glen Allen, VA  23060